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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF HOGAN & HARTSON L.L.P]



                               December 29, 1998



Board of Directors
Host Marriott Corporation
10400 Fernwood Road
Bethesda, MD  20817-1109


Ladies and Gentlemen:

          We are acting as counsel to Host Marriott Corporation, a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to $750,000,000 in aggregate amount of one or more series of (i) shares of common stock, $1.00 par value per share (the "Common Stock"), (ii) shares of preferred stock, $.01 par value per share (the "Preferred Stock"), (iii) shares of Preferred Stock represented by depositary shares (the "Depositary Shares"), (iv) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (the "Warrants") or
(v) subscription rights evidencing the right to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants (the "Subscription Rights" and, together with the Common Stock, Preferred Stock, Depositary Shares and Warrants, the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.
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Board of Directors
Host Marriott Corporation
December 29, 1998
Page 2

          2. The Articles of Amendment and Restatement of Articles of Incorporation of the Company (the "Articles of Incorporation"), as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. Resolutions of the Board of Directors of the Company adopted on November 23, 1998, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company (each, a "Board Action") and in accordance with the Articles of Incorporation and applicable Maryland law; (ii) prior to any issuance of Preferred Stock, appropriate articles supplementary will be filed for recordation with the Maryland State Department of Assessments and Taxation (each, "Articles Supplementary"); (iii) any Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as a depositary (each, a "Depositary"); (iv) any Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent"); and (v) any Subscription Rights will be issued under one or more subscription rights agreements (each, a "Subscription Rights Agreement"), each to be between the
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Board of Directors
Host Marriott Corporation
December 29, 1998
Page 3

Company and a financial institution identified therein as a subscription rights agent (each, a "Subscription Rights Agent").

          This opinion letter is based as to matters of law solely on applicable provisions of Maryland law and the contract law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules, or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, regulations or ordinances or as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of Maryland.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

          (a) When the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), upon due authorization by Board Action of an issuance of shares of Common Stock, and upon issuance and delivery of certificates for shares of Common Stock against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement or upon the exercise of any Warrants or Subscription Rights in accordance with the terms thereof, or conversion or exchange of shares of Preferred Stock that, by their terms, are convertible into or exchangeable for shares of Common Stock, and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise, the shares of Common Stock represented by such certificates will be validly issued, fully paid and non-assessable.

          (b) When (i) the Registration Statement has become effective under the Act, (ii) a series of the Preferred Stock has been duly authorized and established by applicable Board Action, in accordance with the terms of the Articles of Incorporation and applicable law, (iii) appropriate Articles Supplementary have been filed, and (iv) the issuance of such shares of Preferred Stock has been appropriately authorized by applicable Board Action, and, upon issuance and delivery of certificates for such series of Preferred Stock against payment therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable
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Board of Directors
Host Marriott Corporation
December 29, 1998
Page 4

     Prospectus Supplement or upon the exercise of any Warrants or Subscription Rights in accordance with the terms thereof, and receipt by the Company of any additional consideration payable upon such exercise, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

          (c) When (i) the Registration Statement has become effective under the Act, (ii) a series of Preferred Stock underlying a series of Depositary Shares has been duly authorized and established by applicable Board Action, in accordance with the terms of the Articles of Incorporation and applicable law, (iii) appropriate Articles Supplementary have been filed with respect to such series of Preferred Stock, (iv) an applicable Deposit Agreement relating to the Depositary Shares has been duly executed and delivered by the Company and the Depositary named therein, (v) the terms of the Depositary Shares and their issuance and sale have been duly established by applicable Board Action in conformity with the Deposit Agreement so as not to violate any applicable law or the Articles of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the related shares of Preferred Stock which are represented by the Depositary Shares have been duly authorized, validly issued and delivered, if applicable, to the Depositary for deposit in accordance with the laws of all applicable jurisdictions, and (vii) the depositary receipts evidencing the Depositary Shares (the "Depositary Receipts") in the form contemplated and authorized by a Deposit Agreement have been duly issued against deposit of the Preferred Stock in accordance with the terms of the Deposit Agreement and any applicable underwriting or purchase agreement, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement or upon the exercise of any Warrants or Subscription Rights in accordance with the terms thereof, and receipt by the Company of any additional consideration payable upon such exercise, such Depositary Receipts, to the extent governed by Maryland and New York law, will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

          (d) When (i) the Registration Statement has become effective under the Act , (ii) a Warrant Agreement conforming to the description thereof in the Registration Statement and/or the applicable Prospectus Supplement has
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Board of Directors
Host Marriott Corporation
December 29, 1998
Page 5

     been duly authorized by applicable Board Action and delivered by the Company and the Warrant Agent named therein, (iii) Warrants conforming to the requirements of the related Warrant Agreement have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement or upon the exercise of any Subscription Rights in accordance with the terms thereof, and receipt by the Company of any additional consideration payable upon such exercise, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Warrants are considered in a proceeding in equity or at law).

          (e) When (i) the Registration Statement has become effective under the Act , (ii) a Subscription Rights Agreement conforming to the description thereof in the Registration Statement and/or the applicable Prospectus Supplement has been duly authorized by applicable Board Action and delivered by the Company and the Subscription Rights Agent named therein,
     (iii) Subscription Rights conforming to the requirements of the related Subscription Rights Agreement have been duly authenticated by the Subscription Rights Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement and the applicable Subscription Rights Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Subscription Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent
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Board of Directors
Host Marriott Corporation
December 29, 1998
Page 6

     transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Subscription Rights are considered in a proceeding in equity or at law).

          To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

          To the extent that the obligations of the Company under any Subscription Rights Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Subscription Rights Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Subscription Rights Agent is duly qualified to engage in the activities contemplated by the Subscription Rights Agreement; that the Subscription Rights Agreement has been duly authorized, executed and delivered by the Subscription Rights Agent and constitutes the valid and binding obligation of the Subscription Rights Agent enforceable against the Subscription Rights Agent in accordance with its terms; that the Subscription Rights Agent is in compliance, with respect to acting as a Subscription Rights Agent under the Subscription Rights Agreement, with all applicable laws and regulations; and that the Subscription Rights Agent has the requisite organizational and legal power and authority to perform its obligations under the Subscription Rights Agreement.

          The opinions expressed in Paragraphs (d) and (e) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law,
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Board of Directors
Host Marriott Corporation
December 29, 1998
Page 7

then, subject to the availability of defenses, and to the exceptions set forth in Paragraphs (d) and (e), the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.

                                    HOGAN & HARTSON L.L.P.